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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

Huntsman International LLC
(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

        On July 1, 2005, Huntsman International LLC (the "Company") entered into a binding agreement with BASF Corporation to sell its toluene di-isocyanate ("TDI") business. Pursuant to the agreement, the Company agreed to transfer its TDI customer list, customer sales contracts and other related assets. The Company's Geismar, Louisiana-based TDI manufacturing plant will not be sold but will be closed and dismantled. The sale is expected to close on July 6, 2005.

        The Company expects to incur aggregate charges of approximately $39 million in connection with the sale, including a $27 million non-cash write-down of fixed assets and $12 million in cash charges, which include a $10 million net contract termination charge.

        The Company expects to record $37 million of the aggregate charges in the second quarter of 2005, with the remaining $2 million to be recorded by the second quarter of 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC
/s/ JOHN R. HESKETT John R. Heskett Vice President, Corporate Development and Investor Relations

Dated: July 6, 2005

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  Item 2.05. Costs Associated with Exit or Disposal Activities.
SIGNATURES